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Exhibit 10.19

RULES OF THE ntl LONG TERM INCENTIVE PLAN

1.	DEFINITIONS AND INTERPRETATION
1.1	The words and expressions set out below shall have the meanings specified against them:
	"Acceleration Event"	any one of the following events:
(a)
any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of sub-paragraph (c) below; or
(b)
the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is adopted by the Board, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
		(c)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other Company, other than
(i)
a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
(ii)
a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities;

(d)
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by the shareholders of the Company immediately prior to such sale; or
(e)
there is consummated an agreement for the sale or disposition by the Company or any direct or indirect subsidiary of the Company of all or substantially all of the Company's assets comprising one or more of the Company's business divisions or business segments, provided that any sale or disposition under this paragraph (d) shall only be an Acceleration Event as regards those Participants who are to be transferred along with the assets to be sold or disposed of.

Notwithstanding the foregoing, an "Acceleration Event" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions;
"Affiliate"	has the meaning given in Rule 12b-2 under Section 12 of the Exchange Act;
"Annual Bonus Plan"	the annual bonus plan operated by ntl;
"Award"
a right to receive either a cash sum, or Shares, or an option (on such terms as the Award Committee shall determine) over Shares, or any form of security (on such terms as the Award Committee shall determine) (or a combination of the above) as determined by the Award Committee in accordance with these rules (provided that the issuance of any such Shares, options or other securities shall be subject to the approval of the Company's stockholders to the extent required by the Nasdaq or other applicable authority);
"Award Committee"
the compensation committee of the Board, which may delegate to one or more of its members or to one or more agents (including the Chief Executive Officer, the Chief Financial Officer and the Group HR Director of ntl) such administrative duties as it may deem advisable, and the Award Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan;
"Base Salary"
annual earnings payable to the Participant by the Group (not including benefits in kind or bonus payments) as are liable to be paid under deduction of tax as at 31 December 2005 or where a payment is made under rule 5 or rule 6 as at such other date as the Award Committee may determine;

"Base Salary Value"	the value payable to a Participant pursuant to an Award in accordance with these rules which shall be a proportion of the LTIP Percentage;
"Beneficial Owner"	the meaning set out in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G;
"Board"	the board of directors of the Company or a duly authorised committee thereof;
"Cash Equivalent"	the cash sum equal to the Base Salary Value;
"Company"	NTL Incorporated;
"Eligible Employee"
directors (who are not employees) of a member of the Group or any Affiliate thereof; employees (including officers) of a member of the Group or any Affiliate thereof; and independent contractors to a member of the Group or any Affiliate thereof;
"Exchange Act"	the US Securities Exchange Act of 1934, as amended from time to time;
"Group"	the Company and any Subsidiary and "member of the Group" shall be construed accordingly;
"LTIP Percentage"
the percentage payable to the Participant for on target earnings under the Annual Bonus Plan multiplied by four (4) provided that if during the Performance Period the percentage payable to the Participant for on target earnings under the Annual Bonus Plan changes, the Award Committee may adjust the LTIP Percentage to take account of such change on a pro rata basis;
"Notional Share Price"	the weighted average price of a Share for the last 10 trading days in 2005;
"Participant"	an individual to whom an Award has been made under the Plan;
"Performance Condition"	the performance conditions that must be satisfied in order to receive payment in respect of an award, as established and determined by the Award Committee;
"Performance Period"	the period of three financial years of the Company ending on 31 December 2005;
"Person"
has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
"Plan"	the ntl Long Term Incentive Plan;
"Plan Payment Date"	(save as specifically provided in these rules) the date upon which a Participant is entitled to be paid in respect of his Award which shall be not later than March 15, 2006;

"Shares"	fully paid ordinary non-redeemable shares of common stock in the capital of the Company;
"Subsidiary"	a company wheresoever incorporated which is for the time being a subsidiary of the Company in accordance with section 736 of the UK Companies Act 1985;
"Vest/Vesting"	the time when a Participant becomes entitled to receive a payment under his Award on the Plan Payment Date.

1.2	References in the Plan to a statute or a statutory provision shall include any modification, re-enactment or extension thereof.
1.3	References in the Plan to the masculine shall include the feminine and vice versa.
2.	AWARDS
2.1
The Award Committee may, after consultation with the Board, make Awards to such Eligible Employees as it may, in its absolute discretion, select. The Performance Conditions applicable to any such Award shall be as the Award Committee shall determine.
2.2	As soon as practicable after making an Award the Award Committee shall notify each Participant that an Award has been made to him.
3.	LIMITS
3.1
If an Eligible Employee has not worked within the Group throughout the entire Performance Period, then the Award Committee may, after consultation with the Board, determine that the Participant will only receive a payment in respect of his Award that reflects the period of time during which he has worked for the Group.
4.	VESTING OF AWARDS
4.1	Subject to the provisions of rules 5 and 6 no Award may Vest prior to 31 December 2005.
4.2
An Award may only Vest if or may only Vest to the extent that the Performance Condition has been satisfied. To the extent that an Award does not Vest it will lapse once the Award Committee has determined the extent to which, if any, the Performance Condition has been met. When an Award Vests, a Participant will not be entitled to any payment in respect of the Award until the Plan Payment Date. The decision as to how an Award will be paid will be at the absolute discretion of the Award Committee (after consultation with the Board).
4.3
If an Award is paid wholly or partly in Shares or an option over Shares then the number of Shares that the Participant will receive (or will receive an option over) on the Plan Payment Date shall be calculated by dividing the Base Salary Value in respect of which the Award has Vested by the Notional Share Price. If an Award is paid wholly or partly in cash then the cash sum payable on the Plan Payment Date shall be the Cash Equivalent. If an Award is paid wholly or partly in any other form of security then the Award Committee will, after consultation with the Board, determine how the Award is to be paid.
4.4	In any case where any company is obliged to account:
	4.4.1	for any tax (or similar liabilities) in any jurisdiction; and/or

4.4.2
for any social security contributions (or similar liabilities) in any jurisdiction for which the person in question is liable by virtue of the acquisition, holding or Vesting of an Award or any payment pursuant to an Award or the acquisition or holding of the Shares acquired pursuant to the Plan (together, the "Tax Liability") the Award Committee may recover the tax from the person in question in such manner as the Award Committee shall think fit and (without prejudice to the generality of the foregoing) no payment shall be made pursuant to an Award to that person unless that person has either:
(i) made a payment to the Award Committee (or such other person as the Award Committee shall direct) of an amount equal to the Tax Liability; or
(ii) entered into an undertaking to make such payment (in the form set out at Schedule 1 or such other form as the Award Committee shall prescribe).

Provided that, to the extent that an Award is satisfied in cash, the Award Committee may deduct an amount equal to the Tax Liability from such cash payment in order to satisfy the Participant's obligations under this rule 4.4.
5.	CESSATION OF EMPLOYMENT AND TRANSFER OF AWARDS
5.1
If a Participant ceases to be an employee within the Group prior to 31 December 2005 and such cessation is by reason of his dismissal without cause or his death, injury, disability or redundancy, then the Award Committee may, after consultation with the Board, determine whether any payment should be made to that Participant under the Plan, the level of any such payment and when such payment should be made. In all other circumstances the Participant's Award will lapse upon such cessation.
5.2
For the purposes of these Rules, where a Participant ceases to be an employee within the Group because his employment is terminated by his employer without notice or where he terminates his employment with or without notice, his employment shall be deemed to cease on the date on which the termination takes effect or, if earlier, the date of giving such notice. If the Participant's employment is terminated by his employer with notice, his employment shall be deemed to cease on the date when such notice expires.
5.3
A director who is not an employee of a member of the Group or any Affiliate thereof shall "cease to be an employee" for purposes of these rules when he or she ceases to hold office in any capacity with any member of the Group or any Affiliate thereof. An independent contractor to any member of the Group or any Affiliate thereof shall "cease to be an employee" for purposes of these rules when he or she ceases to provide services to any member of the Group or any Affiliate thereof.
5.4
An Award shall be personal to the Participant and may not, save as herein otherwise specifically provided, be transferred, assigned or charged and shall immediately become void and of no effect in the event of the bankruptcy of the Participant.
6.	ACCELERATION EVENT
6.1
Awards may Vest on the occurrence of an Acceleration Event. The extent to which the Awards will Vest (if any) on an Acceleration Event will be calculated by the Award Committee (after consultation with the Board, according to the Company's relative performance against the Performance Condition as if the Performance Period expired on the date of the event that caused the Award to Vest. In such circumstances the Payment Date will be such date as the Award Committee shall determine. To the extent that Awards do not Vest in respect of the Acceleration Event they shall lapse once this has been determined by the Award Committee.

7.	GENERAL
7.1
Participation in this Plan is a matter entirely separate from any pension right or entitlement a Participant may have and from his terms and conditions of employment and in particular (but without limiting the generality of the foregoing) any individual who leaves the employment of the Company and its Subsidiaries or who otherwise ceases to be an employee shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.
7.2
Any notice in writing to be given to any Participant under the Plan shall be sufficiently given if sent through the post in a prepaid cover addressed to them at their address last known to the Award Committee. A Participant shall notify the Company in writing of any change of address.
7.3
If any matter arises in connection with the Plan or its operation for which provision is not made in these rules such matter shall be resolved, dealt with or provided for in such manner as the Award Committee shall in its absolute discretion (after consultation with the Board) think fit.
7.4
The Plan and the rights and obligations of the Company shall be governed by and construed in accordance with the laws of the State of Delaware provided that nothing contained in this rule shall be taken to have limited the right of the Company to proceed in the courts of a competent jurisdiction.
7.5
No term in this Agreement is enforceable under the Contract (Rights of Third Parties) Act 1999 but this does not affect any rights or remedy of a third party which exits or is available apart from the Act.
8.	MODIFICATIONS TO THE PLAN
8.1	The Award Committee may (after consultation with the Board) from time to time make alterations to these rules.
8.2	The Award Committee's decision on any matter concerning the Plan shall (subject as expressly provided to the contrary in these rules) be final and binding.

THE NTL LONG TERM INCENTIVE PLAN
SCHEDULE 1
FORM OF UNDERTAKING

To:	Carolyn Walker Group HR Director ntl Group Limited (the "Company") Bartley Wood Business Park Hook Hampshire RG27 9UP

Dear Carolyn

With reference to my participation in the ntl Long Term Incentive Plan (the "Plan") and to any payment that might be made to me pursuant to an Award under the Plan, I hereby undertake and confirm that I shall pay to the Company any Tax Liability that may arise.

I agree that the Company shall have the right to deduct from any payment of cash to me (including, but not limited, to any wages due to me) an amount equal to the Tax Liability in satisfaction of my obligation to pay the Tax Liability. I further agree that I shall not be entitled to the payment of an Award, and none shall be paid to me, unless I have signed and returned this letter to you.

Definitions used in this letter shall be as defined in the Plan rules.

Yours truly

(signed here)
(insert name)
(insert date)

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  Exhibit 10.19
RULES OF THE ntl LONG TERM INCENTIVE PLAN
THE NTL LONG TERM INCENTIVE PLAN SCHEDULE 1 FORM OF UNDERTAKING